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                   GENESCO INC.                                      EXHIBIT 11
                   AND CONSOLIDATED SUBSIDIARIES
                   Earnings Per Common and
                   Common Share Equivalent



                                                             THREE MONTHS ENDED JULY 31,                SIX MONTHS ENDED JULY 31,
                                                  --------------------------------------  ---------------------------------------
                                                              1996                  1995              1996                   1995
                                                  ----------------  --------------------  ----------------  ---------------------
IN THOUSANDS                                      EARNINGS  SHARES   EARNINGS     SHARES  EARNINGS  SHARES  EARNINGS       SHARES
- ---------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations    $2,073           $(1,185)               $3,039           $(14,516)
  Preferred dividend requirements                   $   76           $    76                $  151           $    151
- ---------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                       $1,997  24,476   $(1,261)     24,344    $2,888  24,443   $(14,667)     24,344
  Employees preferred and stock options
    deemed to be a common stock equivalent                   1,123                   -0-               905                    -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations               $1,997  25,599   $(1,261)     24,344    $2,888  25,348   $(14,667)     24,344
PER SHARE                                           $  .08           $  (.05)               $  .11           $   (.60)
=================================================================================================================================
  Net earnings (loss)                               $2,073           $   514                $3,039           $   (164)
  Preferred dividend requirements                   $   76           $    76                $  151           $    151
- ---------------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding           $1,997  24,476   $   438      24,344    $2,888  24,443   $   (315)     24,344
  Employees preferred and stock options
    deemed to be a common stock equivalent                   1,123                   -0-               905                    -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                           $1,997  25,599   $   438      24,344    $2,888  25,348   $   (315)     24,344
PER SHARE                                           $  .08           $   .02                $  .11           $   (.01)
=================================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                       $1,997  25,599   $(1,261)     24,344    $2,888  25,348   $(14,667)     24,344
  Senior securities the conversion of which
    would dilute earnings per share                            116                   -0-               140                    -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations               $1,997  25,715   $(1,261)     24,344    $2,888  25,488   $(14,667)     24,344
PER SHARE                                           $  .08           $  (.05)               $  .11           $   (.60)
=================================================================================================================================
  Net earnings (loss) applicable to common stock
    and average common shares outstanding           $1,997  25,599   $   438      24,344    $2,888  25,348   $   (315)     24,344
  Senior securities the conversion of which
    would dilute earnings per share                            116                   -0-               140                    -0-
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS (LOSS)                           $1,997  25,715   $   438      24,344    $2,888  25,488   $   (315)     24,344
PER SHARE                                           $  .08           $   .02                $  .11           $   (.01)
=================================================================================================================================


All figures in thousands except amount per share.